EXHIBIT 4.6

                        COMMON STOCK INVESTMENT AGREEMENT


     COMMON STOCK INVESTMENT AGREEMENT ("Agreement") dated as of September 1, 2000 among PHARMOS CORPORATION, a Nevada corporation (the "Company"), and each person or entity listed as an investor on Schedule I attached to this Agreement (each individually an "Investor" and collectively the "Investors").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, (i) an aggregate number of shares of the Company's Common Stock, $.03 par value ("Common Stock") calculated by dividing $3,000,000 by the Share Purchase Price (as hereinafter defined) (all of such shares of Common Stock being the "Initial Shares"), (ii) five (5) year warrants, in the form attached hereto as Annex A, to purchase 103,597 shares of Common Stock at an initial exercise price of $6.08 per share (the "Initial Warrants"), and (iii) warrants, in the form attached hereto as Annex B, to purchase a number of shares of Common Stock calculated pursuant to a formula set forth therein (the "Adjustment Warrants"; together with the Initial Warrants and the Call Warrants (as defined below), the "Warrants"), all on the terms and conditions described below;

     WHEREAS, pursuant to a Call Warrant in the form attached hereto as Annex C (the "Call Warrants"), Millennium Partners, LP has the right but not the obligation to purchase certain additional shares of Common Stock (the "Optional Shares") and certain additional warrants (the "Optional Adjustment Warrants"; together with the Optional Shares, the "Units", with the shares of Common Stock into which the Optional Adjustment Warrants may be exercised being the "Optional Adjustment Shares") on the terms and conditions set forth herein; and

     WHEREAS, the Initial Shares, the shares of Common Stock underlying the Initial Warrants (the "Warrant Shares"), the shares of Common Stock underlying the Adjustment Warrants (the "Adjustment Shares"); the Optional Shares and the Optional Adjustment Shares collectively being the "Registrable Shares") will carry registration rights, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form annexed hereto (the "Registration Rights Agreement").

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                   ARTICLE I

                    Purchase and Sale of Shares and Warrants

     Section 1.1 Issuance of Initial Shares and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the number of Initial Shares and Warrants indicated next to the Investors' names on Schedule I attached hereto.

          (a) Purchase Price. The aggregate purchase price for the Initial Shares and Warrants to be acquired by each Investor (the "Aggregate Purchase Price") shall be the Aggregate Purchase Price set forth next to each such Investor's name on Schedule I. The purchase price per share of Common Stock (the "Share Purchase Price") shall equal the average of the closing bid price of a share of Common Stock on the Principal Market on the seven (7) Trading Days leading up to and ending on, and the seven (7) Trading Days immediately following, Closing Date. For purposes of this Agreement, the term "Principal Market" shall mean the Nasdaq Small Cap Market or if the Common Stock is not quoted thereon, on such exchange or market (which for purposes of this Agreement shall mean the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System) upon which the Common Stock is principally traded or quoted, and "Trading Day" shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

          (b) The Closing.

               (i) The closing of the purchase and sale of the Initial Shares and Warrants (the "Closing") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("KKWC"), on the date hereof (the "Closing Date").

               (ii) On the  Closing  Date,  the  Company  shall  deliver  to the
          Investors the Warrants purchased hereunder, each registered in the name of each such Investor or its nominee. On the Closing Date the Investors shall deliver (on a pro-rata basis) by wire transfer, to an account designated in writing by the Company, an aggregate of $3,000,000. On the tenth (10th) Trading Day following the Closing Date, the Company will deliver to the Investors at the offices of KKWC
          all  the  Initial  Shares,   with  the


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

          number and denomination of certificates requested by the Investors. In lieu of delivering physical certificates representing the Initial Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor, the Company shall use its best efforts (consistent with the legending requirements imposed by the Transaction Documents) to cause its transfer agent to electronically transmit the Initial Shares to the Investor by crediting the account of the Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals described herein. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. Additionally, at the Closing the Company shall pay (or Millennium Partners, LP ("MLP") shall pay for the account of the Company, with such payment being credited towards MLP's payment of MLP's portion of the Aggregate Purchase Price) to KKWC its legal fees and disbursements as set forth in Section 3.4.

                                   ARTICLE II

                         Representations and Warranties

     Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investors as of the date hereof, on the Closing Date, on the date the date of any Optional Closing (as defined in the Call Warrant), and on the date of any Fill-up Closing (as defined in the Adjustment Warrant and the Optional Adjustment Warrant):

          (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries (defined as any entity of which the Company owns, directly or indirectly, 50% or more of the equity or voting power) other than the subsidiaries listed on Schedule 2.1(a) attached hereto. Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. Except where specifically indicated to the contrary, all references in this Article II to the Company shall be deemed to refer to the Company and its consolidated subsidiaries. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in


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

every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

          (b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement (the "Transaction Documents") and to issue the Initial Shares, the Adjustment Shares, the Optional Shares, the Optional Adjustment Shares, the Warrant Shares and the Warrants (collectively, the "Securities") in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Registrable Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company and (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock and 1,250,000 shares of preferred stock; as of August 29, 2000 there were 52,718,072 shares of Common Stock and no shares of preferred stock issued and outstanding; and, except as set forth on
Schedule 2.1(c), no shares of Common Stock and no shares of preferred stock were reserved for issuance to persons other than the Investors. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and non-assessable. No shares of capital stock are entitled to preemptive rights and, except as set forth on Schedule 2.1(c), there are no outstanding options and outstanding warrants for shares of Common Stock (excluding the Warrants). Except as set forth on Schedule 2.1(c)(i), there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Attached hereto as Exhibit 2.1(c)(i) is a true and correct copy of the Company's Certificate of Incorporation (the "Charter"), as in effect on the date hereof,


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

and attached hereto as Exhibit 2.1(c)(ii) is a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

          (d) Issuance of Registrable Shares. The Registrable Shares are duly authorized and reserved for issuance and, when issued in accordance with this Agreement or upon exercise in accordance with the Warrants, the Registrable Securities, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and (subject to the registration of such shares in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act" of the "Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") entitled to be traded on the Nasdaq Small Cap Market (or the American Stock Exchange, the New York Stock Exchange, or the Nasdaq National Market System collectively with the Nasdaq Small Cap Market, the "Approved Markets"), and the holders of such Registrable Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are currently listed on the Nasdaq Small Cap Market.

          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the issuance of the Securities do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party (collectively, "Company Agreements"), or
(iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. The business of the Company and its direct and indirect subsidiaries is being conducted in material compliance with (i) its Charter and By-Laws, (ii) all Company Agreements and (iii) all applicable laws, ordinances or regulations of any governmental entity, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. Except for filings, consents and approvals required under applicable state and federal securities laws or the rules and regulations of the applicable Approved Markets and covered by the Registration Rights Agreement, the Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or to issue and sell the Securities, except for the registration provisions provided in the Registration Rights Agreement.

          (f) SEC Documents; No Non-Public Information; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and


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

the Company and its subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including all such proxy information, solicitation statements and registration statements, and any amendments thereto required to have been filed (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has not directly or indirectly provided, and will not directly or indirectly provide, to the
Investors any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning the Company and its subsidiaries, and no event or circumstance has occurred prior to the date hereof or will have occurred on the Closing Date which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading but which has not, or will have not, been so disclosed.

          (g) Financial Statements. The financial statements of the Company and its subsidiaries included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of each of the Company and its subsidiaries for the fiscal year ending December 31, 1999 have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries, as the case may be, as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).


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

          (h) Principal Exchange/Market. The principal market on which the Common Stock is currently traded is the Nasdaq Small Cap Market.

          (i) No Material Adverse Change. Since June 30, 2000, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries.

          (j) No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations not disclosed in the Pre-Agreement SEC Documents (as defined below), other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since June 30, 2000, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its direct or indirect subsidiaries.

          (k) No Undisclosed Events or Circumstances. To the best knowledge of the Company, no material event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (l) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act in connection with the offer or sale of the Securities.

          (m) No Integrated Offering. Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities.

          The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the NASDAQ Small Cap Market.

          (n) Form S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated hereby under the Act and rules promulgated thereunder.

          (o)  Intellectual   Property.  The  Company  and/or  its  wholly-owned
subsidiaries owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property")


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

associated with its business. The Company and its subsidiaries have all intellectual property rights which are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. The Company and its subsidiaries have no reason to believe that the material intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party.

          (p) Poison Pill Provisions. Neither Company nor its wholly-owned subsidiaries have a stockholder rights plan. None of the acquisition of the Securities nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to the exercise of the Warrants will in any event under any circumstance trigger the poison pill provisions of any other or subsequently adopted plan or agreement, or a substantially similar occurrence under any successor or similar plan.

          (q) No Litigation. Except as set forth in the reports or documents filed at least 5 Trading Days prior to the Closing Date by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (the "Pre-Agreement SEC Documents"), no litigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely affect the transactions contemplated hereby. There is no legal proceeding described in the Pre-Agreement SEC Documents that could reasonably be expected to have a Material Adverse Effect on the Company.

          (r) Brokers. The Company has taken no action which would give rise to any claim by any person, other than Ladenburg Thalmann & Co., Inc. and SmallCaps Online LLC (collectively, the "Brokers"), for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby. The Company shall be responsible for any payments to the Brokers.

          (s) Other Investors. Other than the Securities and except as set forth on Schedule 2.1(s)(i), there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Other than the Securities and except as set forth on Schedule 2.1(s)(ii), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, or that have anti-dilution or similar rights that would be affected by the issuance of the Initial Shares, the Adjustment Shares, the Warrants, the Optional Adjustment Shares, the Warrant Shares or the Optional Shares.


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

          (t) Certain Transactions. Except as disclosed in the Pre-Agreement SEC Documents, none of the officers, directors, or key employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (u) Permits; Compliance. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where failure to possess such Company Permits would not have a Material Adverse Effect on the Company and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the best of its knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since December 31, 1999, neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

          (v) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

          (w) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) Environmental Matters. Except as otherwise disclosed in the Pre-Agreement SEC Documents, the Company and each of its subsidiaries is in compliance in all respects with all applicable state and federal environmental laws except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company and no event or condition has occurred that may interfere with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

          (y) Solvency

               (i) Based on the financial condition of the Company as of the Closing Date, the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature.

               (ii) Based on the financial condition of the Company as of the Closing Date, the Company's assets do not constitute unreasonably small capital to carry out its business for the year 2000 as now conducted and as proposed to be conducted including the Company's year 2000 capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

               (iii) The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Based on the financial condition of the Company as of the Closing Date, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

               (iv) Neither the Company nor any of its subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

          (z) Taxes. All federal, state, city and other tax returns, reports and declarations required to be filed or extended by or on behalf of the Company and each of its subsidiaries have been filed or extended and all such filed returns are complete and accurate and disclose all taxes (whether based upon income,
operations,   purchases,  sales,  payroll,  licenses,
compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby. All taxes required to be withheld by or on behalf of the Company or any such subsidiary in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside in accounts for such purposes.

          (aa) Title to Properties; Encumbrances. Schedule 2.1(aa) contains a complete and accurate list of all material real property, leaseholds, or other interests therein owned by the Company and its subsidiaries. Each of the Company and its subsidiaries owns (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible ("Company Property")) that it purports to own. Other than the leased property, all material Company Property is free and clear of all encumbrances and are not, in the case of real property (which, for this purpose, shall not include the Company's interest as tenant in leaseholds), subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature, except, with respect to all such properties and assets, (a) mortgages, liens or security interests shown on
Schedule 2.1(aa) as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) liens for current taxes not yet due, and (c) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company or any of its subsidiaries, and (ii) zoning laws and other land use restrictions (including, but not limited to, easements of records) that do not impair the present or anticipated use of the property subject thereto. All buildings, plans, and structures owned by the Company or any of its subsidiaries lie wholly within the boundaries of the real property owned by the Company or such subsidiaries, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person.

          (bb) No Reliance on Investors. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the performance hereunder and thereunder and the transactions contemplated hereby and thereby. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents and the performance hereunder and thereunder has been based solely on the independent evaluation by the Company and its representatives.

          (cc) Foreign Corrupt Practices Act. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government or party official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

          (dd) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable anti-takeover provision contained in the Company's Certificate of Incorporation or By-Laws or Nevada law which is or could become applicable to the Investors as a result of the transactions contemplated by the Transaction Documents, including, without limitation, the Company's issuance of the Common Stock and the Investors' ownership of Common Stock.

          (ee) Acknowledgement of Dilution. The number of shares of Common Stock constituting Initial Shares, Adjustment Shares, Warrant Shares, Optional Shares or Optional Adjustment Shares may increase substantially in certain circumstances. The Company acknowledges that its obligation to issue shares of Common Stock in accordance with the Transaction Documents is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

          (ff) MFN and Variable Rate Transactions. The Company has not entered into any MFN Transaction or Variable Rate Transaction (other than transactions entered into with the Investors), pursuant to which: (1) securities or potential obligations to issue securities are still outstanding or (2) the issuance or exercise, as the case may be, of the Securities trigger, or may in the future trigger, an adjustment.

          The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "MFN Offering") which grants to an investor (the "MFN Investor") the right to receive additional shares (including without limitation as a result of a lower conversion, exchange or exercise price but excluding customary antidilution protections) based upon subsequent transactions of the Company on terms more favorable than those granted to such MFN Investor in such MFN Offering. As used herein, the term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (ii) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale under the Act.

     Section 2.2 Representations and Warranties of the Investors. Each Investor hereby makes the following representations and warranties to the Company as of the date hereof as to itself, on the Closing Date:

          (a) Organization and Qualification. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on such Investor.

          (b) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder, (ii) the execution and delivery of the Transaction Documents by such Investor and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate or partnership action, and (iii) the Transaction Documents constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

          (c) No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation by such Investor of the transactions contemplated thereby do not and will not (i) result in a violation of such Investor's organizational documents, (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under the Transaction Documents.

          (d) Investment Representations.

               (i) Access to Other Information. Such Investor acknowledges that the Company has made available to such Investor the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which such Investor considers relevant or appropriate in connection with entering into this Agreement.

               (ii) Risks of Investment. Such Investor acknowledges that the Securities have not been registered under the Act. Such Investor is familiar with the provisions of Rule 144 and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act or some other exemption from the registration requirements of the Act will be required in order to dispose of the Registrable Shares, and that such Investor may be required to hold the Registrable Shares for a significant period of time prior to reselling them, subject to the Company successfully registering the Registrable Shares pursuant to the Registration Rights Agreement. Such Investor is capable of assessing the risks of an investment in the Registrable Shares and is fully aware of the economic risks thereof.

               (iii) Investment Representation. Such Investor is purchasing the Initial Shares and Warrants, and may purchase the Adjustment Shares, Optional Shares and Optional Adjustment Shares in each case, for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Warrants, Initial Shares or Warrant Shares in violation of federal or state securities laws and such Investor has no present arrangement (whether or not legally binding) to sell the Warrants, Initial Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Warrants, Initial Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrants, Initial Shares or Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

               (iv) Restricted Securities. It acknowledges and understands that the terms of issuance have not been reviewed by the SEC or by any state securities authorities and that the Securities have been issued in reliance on the certain exemptions for non-public offerings under the Act, which exemptions depend upon, among other things, the representations made and information furnished by such Investor, including the bona fide nature of such Investor's investment intent as expressed above.

               (v) Ability to Bear Economic Risk. It is an "accredited" investor as defined in Rule 501 of Regulation D, as amended, under the Act, and that it (i) is able to bear the economic risk of its investment in the Securities, (ii) is able to hold the Securities for an indefinite period of time, (iii) can afford a complete loss of its investment in the Securities and (iv) has adequate means of providing for its current needs.

               (vi) No Public Solicitation. At no time was such Investor presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance.

               (vii) Reliance by the Company. Such Investor understands that the Securities are being or will be, as the case may be, offered and sold and will be issued, in reliance on a transactional exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities.

          (e) Brokers. Such Investor has taken no written action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to the Transaction Documents or the transactions contemplated thereby. All fees and amounts payable to the Brokers shall be solely the responsibility of the Company.

                                  ARTICLE III

                                    Covenants

     Section 3.1 Registration and Listing; Effective Registration. For so long as the Securities are outstanding, the Company will cause the Common Stock issuable upon the exercise of the Warrants, to continue at all times to be registered under Section 12(b) or Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Securities are outstanding, the Company shall continue the listing or trading of the Common Stock on the Nasdaq Small Cap Market or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Stock to be listed on the Nasdaq Small Cap Market no later than the registration of the Common Stock under the Act, and at all times shall continue such listing(s) on one of the Approved Markets. As used herein and in the other Transaction Documents, the term "Effective Registration" shall mean: (i) the Company is in compliance with the Transaction Documents; (ii) the resale of Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement and such registration statement is not subject to any suspension or stop orders; (iii) the resale of such securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) the securities are listed on an Approved Market and are not subject to any trading suspension; (v) no Interfering Event (as described in the Registration Rights Agreement) then exists; and (vi) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding.

     Section 3.2 Warrants on Exercise. Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Investor (or holder) within three (3) days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted Warrant Shares, Adjustment Shares and/or Optional Adjustment Shares, as the case may be, in accordance with the terms of such Warrants.

     Section 3.3 Replacement Certificates. The certificate(s) representing the Securities held by any Investor (or then holder) may be exchanged by the Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Securities as requested by the Investor (or such holder) upon surrendering the same. The Company will deliver such substitute certificates within three trading days. No service charge will be made for such registration or transfer or exchange.

     Section 3.4 Expenses. The Company shall pay to KKWC in immediately available funds, at the Closing the sum of $15,000 ($20,000 less $5,000 previously paid) for the payment of expenses (including legal fees) incurred by the Investors in connection with the transactions contemplated by this Agreement. In lieu thereof, MLP may allocate $15,000 of its payment of its Aggregate Purchase Price to the payment of such counsel, and such payment to KKWC shall be credited towards the payment of the Aggregate Purchase Price due from MLP.

     Section 3.5 Securities Compliance. The Company shall notify the SEC, in accordance with their requirements, of the transactions contemplated by Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities.

     Section 3.6 Dividends or Distributions; Purchases of Equity Securities. Except as set forth in Schedule 3.6 hereof, and as provided in this Section 3.6 to the contrary, for so long as any Warrants remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock (other than dividends payable in Common Stock) in their capacity as shareholders, or (b) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or other equity security of the Company; provided that the Company may purchase or acquire shares of Common Stock that are hereafter issued to employees pursuant to employment, stock repurchase or other similar agreements.

     Section 3.7 Notices. The Company agrees to provide all holders of Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

     Section 3.8 Use of Proceeds. The Company agrees that the proceeds received by the Company from the sale of the Initial Shares and Warrants hereunder shall be used for the late stage development of Dexanabinol and for working capital purposes.

     Section 3.9 Additional Financing. If, during the period of time commencing on the date hereof and ending on the third month following the effectiveness of the registration statement filed pursuant to the Registration Rights Agreement, the Company shall seek to enter into any financing transaction whatsoever, other than a financing transaction for gross proceeds of at least $40 million, with at least 20 investors unaffiliated with the Company, the Company shall not enter into such transaction without the prior written consent of the Investors.

     Section 3.10 Reservation of Optional Shares and Stock Issuable Upon Exercise of the Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the issuance of Optional Shares and the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the issuance of Optional Shares and the full exercise of the Warrants and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the issuance of Optional Shares and the full exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of issuance of the Optional Shares and the exercise of the Warrants such number of authorized but unissued shares of Common Stock that is at least equal to 160% of the aggregate shares issuable upon purchase of the Units, and 100% of the aggregate shares issuable on exercise of the Warrant, which number shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If the Company falls below the reserves specified in the immediately preceding sentence and does not cure such non-compliance within 30 days of its start, then the Investors will be entitled to the compensatory payments specified in Section 2(b)(i)(A) of the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the issuance of the Optional Shares or the full exercise of the Warrants, the Investors shall be entitled to, inter alia, the premium price redemption rights provided in the Registration Rights Agreement.

     Section 3.11 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article 3 of this Agreement.

     Section 3.12 Limitations on Debt, Liens and Transfers.

          (a) So long as any Warrants remain outstanding, the Company agrees that neither the Company nor any of its subsidiaries shall (i) create, incur, assume, guarantee, secure or in any manner become liable in respect of any debt financing (other than purchase money financing, not to exceed $1,000,000 in the aggregate), which is senior to the Warrants; or (ii) create, incur or permit to exist any security interest, lien or other encumbrance on or with respect to any of the assets of the Company or its subsidiaries other than (i) in connection with the purchase money financings referred to above and (ii) (A) liens, arising by operation of law, securing tax obligations, worker's compensation and lease obligations; (B) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of the Company's business to the extent: (I) such liens secure indebtedness which is not overdue or (II) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to the Company, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (C) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of the Company as presently conducted thereon or materially impair the value of the real property which may be subject thereto. No subsidiary of the Company shall have any liability for any obligations under any debt financing.

          (b) The Company shall not contribute or transfer, in one or more transactions, a material portion of its assets to any of its subsidiaries, other than a subsidiary that has delivered its guarantee to the Investors in form and substance satisfactory to the Investors.

     Section 3.13 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities, as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the applicable Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on the Closing Date.

     Section 3.14 Nasdaq Rule. The Investors shall, in the aggregate, be entitled to exercise for Adjustment Shares resulting in a total of up to 10,538,342 shares of Common Stock (19.99% of the Common Stock issued and outstanding on the date hereof, which number shall be subject to readjustment for any stock split, stock dividend or reclassification of the Common Stock) (the "20% Cap"). Each Investor shall be entitled to receive Adjustment Shares such that, together with its Initial Shares, it will own such total number of shares of Common Stock equal to such Investor's pro rata share of the 20% Cap. Once an Investor has received its total pro rata share of Adjustment Shares, it may request that the Company redeem its remaining Securities at the applicable Premium Redemption Price. If an Investor has received its Adjustment Shares but has not depleted the total number of pro rata shares allocated to it, its remaining pro rata shares shall be reallocated amongst the Investors still to receive Adjustment Shares on a pro rata basis. The restrictions and redemption obligations set forth in this Section 3.14 shall cease to apply if (a) the Company obtains written shareholder approval to issue Common Shares in excess of the 20% Cap pursuant to Nasdaq Rule 4460 or (b) the Company provides the Investors with irrevocable written notice, based upon the advice of its counsel, that any such issuance of Common Shares is not subject to the 20% Cap pursuant to Nasdaq Rule 4460. If the number of Initial Shares and Adjustment Shares exceeds 75% of the 20% Cap, the Company will use its best efforts promptly to obtain either the shareholder approval or the irrevocable notice described in the preceding sentence and to provide the Investors with a copy of same. Without limiting the foregoing, the Company shall solicit the aforementioned shareholder approval at the next shareholders meeting (for whatever purpose it may be called) which, in any event, shall not be later than 75 days of such event in which the Company will solicit the aforementioned shareholder approval, will solicit proxies in favor of issuing Common Shares in excess of the 20% Cap and will use its best efforts to have all affiliates of the Company which own or control shares of Common Stock to vote their shares in favor of such resolution.

     Section 3.15 Transactions With Affiliates. The Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

     Section 3.16 Press Release. Immediately following the Closing, the Company shall issue a press release in the form set forth in Schedule 3.16 hereto. Investors shall have the opportunity to review such press release prior to its issuance. No press release shall name the Investors except as shall be required by law. If the Company fails to issue a press release within 1 business day of the Closing, the Investors may issue a press release covering the Closing and complying with any legal requirement applicable to the Investors.

     Section 3.17 Form 8-K. Within 15 calendar days of the Closing, the Company shall file a Form 8-K with the SEC which discloses the transactions contemplated by the Transaction Documents. Investors shall have the opportunity to review such Form 8-K prior to its filing.

     Section 3.18 Reporting Lack of Effective Registration. The Company shall promptly notify each Investor in writing if there shall ever be a lack of Effective Registration, as well as when Effective Registration is re-established.

     Section 3.19 Limitation on Sales. Notwithstanding any other provision of this Agreement, the Company shall not, for as long as any Warrants remain outstanding, sell any Common Stock (or securities convertible into or exchangeable for, Common Stock) during any 30 calendar day period in an amount that would exceed (on a fully converted or exercised basis) in excess of 10% of real average trading volume (determined as 50% of the trading volume reported by Bloomberg, LP) for the immediately preceding 30 calendar day period; provided, that the foregoing limitation shall not apply to sales by the Company, after the three month anniversary of the Closing Date, to purchasers who are not "underwriters" (within the meaning of the Securities Act) pursuant to a shelf registration pursuant to Rule 415 under the Act, and which transactions are not Variable Rate Transactions. This provision shall be of no further force or effect, if following and during Effective Registration, the price per share of Common Stock shall have closed above $5.00 for 20 consecutive Trading Days.

                                   ARTICLE IV

                             Conditions to Closings

     Section 4.1 Conditions Precedent to the Obligation of the Company to Sell. The obligation hereunder of the Company to issue and/or sell the Initial Shares and Warrants to the Investors at the Closing is subject to the satisfaction, at or before the closing of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of the Investors will be true and correct as of the date when made and as of the Closing Date.

          (b) Performance by the Investors. The Investors shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investors at or prior to the Closing, including payment of the applicable purchase price.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

     Section 4.2 Conditions Precedent to the Obligation of the Investors to Purchase. The obligation hereunder of the Investors to acquire and pay for the Initial Shares and Warrants at the Closing is subject to the satisfaction of each of the applicable conditions set forth below. These conditions are for the Investors' benefit and may be waived by the Investors at any time in their sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable closing date as though made at that time (except for representations and warranties expressly as of an earlier date, which shall be true and correct in all material respects as of such date).

          (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the applicable closing, including, without limitation, delivery of certificates representing the applicable Securities.

          (c) Nasdaq Trading. Trading in the Company's Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on an Approved Market.

          (d) No Injunction. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by Transaction Documents. The NASD shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

          (e) Opinion of Counsel. The Investors shall have received an opinion of counsel to the Company in the applicable form attached hereto as Exhibit 4.2(e) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the closing.

          (f) Registration Rights Agreement. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 4.2(f) attached hereto.

          (g) Officer's Certificate. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the Investors' counsel, executed by an officer of the Company, certifying as to satisfaction of applicable closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-laws, good standing and authorizing resolutions of the Company.

          (h) Miscellaneous. The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by this Agreement as the Investors or their counsel may reasonable request.

     Section 4.3 Closing Date Deliveries.

          (a) On the Closing Date, the Company shall deliver to the Investor:

               (i)  Warrants in the form  attached as Annex A, Annex B and Annex
          C;

               (ii) The certificate referred to in Section 4.2(g) above;

               (iii) The evidence of blue sky filing required by Section 3.13, to the extent filing is required on or prior to the Closing Date;

               (iv) The executed Registration Rights Agreement; and

               (v) The opinion of counsel referred to in Section 4.2(e) above.

          (b) On the Closing Date, the Investors shall deliver to the Company:

               (i) The Purchase Price set forth on Schedule I hereto; and

               (ii) The executed Registration Rights Agreement.

                                   ARTICLE V

                                Legend and Stock

     Each certificate representing the Common Stock issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     The Company agrees to reissue within 3 trading days certificates for Common Stock without the legend set forth above at such time as such Common Stock (i) is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, (ii) are registered pursuant to an effective registration statement, or (iii) may be sold pursuant to Rule 144.

     Any Common Stock issued pursuant to exercise of Warrants shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Common Stock and the Company shall issue new certificates without such legend if such Common Stock is registered for resale under the 1933 Act, or (iii) such Common Stock is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the 1933 Act. Upon the applicable trade date of each such sale, the Company agrees to issue within 3 trading days new certificates representing such Common Stock without such legend. The Investor agrees to sell the Common Stock represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Investors by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

     Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

                                   ARTICLE VI

                                 Indemnification

     In consideration of the Investors' execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investors and all of their partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of the Investor or holder of the Securities or Warrants as investors in the Company, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VIII shall be the same as those set forth in
Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

                                  ARTICLE VII

                           [INTENTIONALLY LEFT BLANK]

                                  ARTICLE VIII

                          Governing Law; Miscellaneous.

     Section 8.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE EXECUTED AND PERFORMED EXCLUSIVELY IN NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE
REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY.

     Section 8.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     Section 8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     Section 8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     Section 8.5 Entire Agreement; Amendments; Waivers.

          (a) This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investors make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended except by a written instrument signed by the Company and Investors holding at least a majority of the Initial Shares. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

          (b) The Investors may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Investors may specify in such notice) any of their respective rights (but not obligations) under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Investors in accordance with its terms.

     Section 8.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:


     If to the Company:

                           Pharmos Corporation
                           99 Wood Avenue South
                           Suite 301
                           Iselin, New Jersey  08830

                           Telephone:  (732) 452-9556
                           Facsimile:
                           Attention:  Robert W. Cook, Chief Financial Officer

         With a copy to:

                           Ehrenreich Eilenberg & Krause LLP
                           11 East 44th Street, 17th Floor
                           New York, New York 10017
                           Attention:  Adam D. Eilenberg, Esq.
                           Phone:   (212) 986-9700
                           Fax:     (212) 986-2399

         If to the Investors:

                           To each Investor at the address and/or fax number set forth in Schedule I of this Agreement.

         With a copy to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue, 18th Floor
                           New York, New York 10176
                           Telephone:   212-986-6000
                           Facsimile:   212-986-8866
                           Attention:   Stephen M. Schultz, Esq. and
                                        Christopher P. Davis, Esq.

     Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     Section 8.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investors may assign some or all of their rights hereunder to the other Investor, to an affiliate of either Investor or to an entity or fund which has the same principal investment adviser as either Investor, without the consent of the Company, and to others, with the written consent of the Company (in each case, a "Permitted Assignee"); provided, however, that any such assignment shall not release the Investors from their obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Securities or Warrants in connection with a bona fide margin account.

     Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 8.9 Survival. The representations, warranties and agreements of the Company and the Investors contained in the Agreement shall survive each of the Closing and to the extent applicable, each Optional Closing (as defined in the Call Warrant) and each Closing, in each case for a period which expires on the second anniversary of the Closing Date.

     Section 8.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 8.11 Remedies. Each Investor and each Permitted Assignee shall have all rights and remedies set forth in this Agreement, the Warrants and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Each Investor and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

     Section 8.12 Days. Unless the context refers to "business days" or "trading days," all references herein to "days" shall mean calendar days.

     Section 8.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Investors exercise a right, election, demand or option under a

Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investors may rescind or withdraw, in their sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

     Section 8.14 Obligations Absolute. The Company's obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction.

     Section 8.15 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without the express written agreement of such Investor, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, reasonably in advance of the release of such announcements.

     Section 8.16 Like Treatment of Investors and Holders. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, or exercise of the Securities, or otherwise, to any Investor or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Transaction Documents, unless such consideration is required to be paid to all Investors or holders of Securities bound by such consent, waiver or amendment whether or not such Investors or holders so consent, waive or agree to amend and whether or not such Investors or holders tender their Securities for redemption, conversion or exercise. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Investors or holders of Securities, as the case may be, on identical terms.

                                    * * * * *

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed as of the date and year first above written.


                                            PHARMOS CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                    INVESTORS:

                                            MILLENNIUM PARTNERS, L.P.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                            LATERMAN & CO., L.P.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                            STRONG RIVER INVESTMENTS, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


               Signature page to Common Stock Investment Agreement

List of Schedules
-----------------

Schedule 1                List of Investors

Exhibit 1.1A              Form of Debenture

Exhibit 1.1B              Form of Warrant

Exhibit 1.3               Form of Option Warrant

Schedule 2.1(a)           List of Subsidiaries

Schedule 2.1(c)           Capitalization

Schedule 2.1(c)(i)        Capitalization

Exhibit 2.1(c)(i)         Certificate of Incorporation of the Company

Exhibit 2.1(c)(ii)        By-Laws of the Company

Schedule 2.1 (s)(i)       Outstanding securities entitled to registration rights

Schedule 2.1 (s)(ii)      Outstanding securities affected by the issuance of
                          Debentures, etc.

Schedule 2.1(aa)          Real Property


List of Exhibits
----------------

Exhibit 4.2(e)                  Opinion of Counsel
Exhibit 4.2(f)                  Registration Rights Agreement
Exhibit 4.2(g)                  Officers' Certificate


Annexes
-------

Annex A                         Initial Warrant

Annex B                         Adjustment Warrant

Annex C                         Call Warrant

                                   SCHEDULE 1

                                                                       Number of              Number of
Investor                                   Residence                Initial Shares         Initial Warrants          Purchase Price
--------                                   ---------                --------------         ----------------          --------------
Millennium Partners, L.P.*                 New York
666 Fifth Avenue
New York, New York 10103
Fax: (212) 841-6302
Attn: Dan Cardella
                                     British Virgin Islands                                     69,065                 $2,000,000
Strong River Investments, Inc.
C/o Icaza, Gonzalez-Ruiz &
Aleman (BV1) Ltd.
Vanterpool Plaza, 2nd Floor
Wickhams Cay 1, Road Town
Tortala, British Virgin Islands
W/copies to: Cavallo Capital
Corp.
660 Madison Avenue
18th Floor
New York, New York 10021
Phone: (212) 651-9000
Fax: (212) 651-9010
Attn: Mor Sagi

Laterman & Co., L.P.                                                                            34,532                 $1,000,000
5 East 59th Street
New York, New York 10022
Phone: (212) 593-4222
Fax: (212) 593-4976
Attn: Bernard Laterman

----------

* Investor for purposes of Call Warrant only